UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

HighCom Global Security, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-53756	84-1506325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2901 East 4th Avenue, Unit J, Columbus, OH	43219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 592-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Accounting Firm

On December 11, 2018, Highcom Global Security, Inc. (the “Company”) was informed by Green & Company, CPAs (“Green & Co.”), our prior independent registered public accounting firm, that they reluctantly declined to stand for re-election and as a result resigned as the independent public accounting firm of the Company.

The reports of Green & Co. on the Company’s financial statements for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report for each of the year ended December 31, 2016 contained a going concern explanatory paragraph.

During the two most recent fiscal years and through December 11, 2018, (i) there were no disagreements between the Company and Green & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Green & Co., would have caused Green & Co. to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years, and (ii) Green & Co. did not advise us of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(v) of Regulation S-K.

The Company provided Green & Co. with a copy of the foregoing disclosures and requested that Green & Co. furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Green & Co. agrees with the disclosures. A copy of such letter, dated December 12, 2018, is attached as Exhibit 16.1.

(b) New Independent Accountants

Effective December 12, 2018, the Company engaged Turner, Stone & Company, LLP (the “New Accounting Firm”) as our independent registered public accounting for the year ended December 31, 2018. The engagement of Turner, Stone & Company, LLP was approved by our Audit Committee.

The Company has not consulted with the New Accounting Firm during our two most recent fiscal years or during any subsequent interim period prior to December 12, 2018 (the date of the New Accounting Firm’s appointment regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements and neither a written report was provided to us nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Engagement of Turner, Stone & Company, L.L.P.

On December 12, 2018, the Company engaged Turner, Stone & Company, L.L.P. (“Turner”), an independent registered public accounting firm which is registered with, and governed by, the rules of the Public Company Accounting Oversight Board, as its independent registered public accounting firm.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

16.1 Letter from Green & Company CPAs Inc., dated December 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 2018	HIGHCOM GLOBAL SECURITY, INC.

	By:	/s/ Francis Michaud
Francis Michaud, CEO